Exhibit 10.1
EXECUTION VERSION
CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT
     THIS CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 31, 2007 by and among COMSYS SERVICES LLC, a Delaware limited liability company (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation (“COMSYS IT”), PURE SOLUTIONS, INC., a California corporation (“Pure Solutions”; COMSYS Services, COMSYS IT and Pure Solutions are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company (“PFI”), COMSYS IT CANADA, INC., a North Carolina corporation (“COMSYS Canada”), ECONOMETRIX, LLC, a Delaware limited liability company (“Econometrix”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions from time to time parties thereto (the “Lenders”), MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (the “Agent”), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as co-documentation agent, ALLIED IRISH BANKS PLC, as co-documentation agent, BMO CAPITAL MARKETS FINANCING, INC., as co-documentation agent (together with ING Capital LLC and Allied Irish Banks PLC, the “Co-Documentation Agents”), and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the “Syndication Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, Holdings, PFI, COMSYS Canada, Econometrix, the Agent, the Co-Documentation Agents, the Syndication Agent and each Lender are parties to that certain Credit Agreement dated as of December 14, 2005 (as the same has been and may hereinafter be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers have requested, among other things, that the Agent and the Lenders (A) amend the Credit Agreement in certain respects, (B) consent to the acquisition (the “Plum Rhino Acquisition”) by Holdings of all of the issued and outstanding membership interests of Plum Rhino Consulting, LLC, a Georgia limited liability company (“Plum Rhino”), for an aggregate purchase price not to exceed $6,200,000 plus any working capital adjustment that may be required to be paid in accordance with Section 1.3(c) of the Plum Rhino Purchase Agreement described herein, and as in effect on the date hereof (the “Net Working Capital Adjustment”) and up to $3,730,000 of possible earnout payments (the “Plum Rhino Earnout”), required pursuant to Section 1.4 of the Plum Rhino Purchase Agreement, as in effect on the date hereof, which such consideration shall consist solely of (i) common stock of Holdings, (ii) $155,412 of the proceeds of Revolving Loans (which shall be immediately used to repay existing Debt of Plum Rhino), and (iii) the Plum Rhino Earnout payments, $750,000 of which may be paid no earlier than May 31, 2008, $900,000 of which may be paid no earlier than May 31, 2009 and up to $2,080,000 of which may be paid no earlier than May 31, 2010, in each case, subject to and in accordance with the terms and conditions set forth in that certain Membership Interest Purchase Agreement (the “Plum Rhino Purchase Agreement”; the Plum Rhino Purchase Agreement, together with each other document, agreement and instrument executed in connection therewith, in each case, as in effect on the date hereof, the “Plum Rhino Purchase Documents”) dated as of May 31, 2007, by and among Holdings, Stephany Lewis, an individual (“Lewis”), and Matthew Dattilo, an individual (“Dattilo”; Lewis and Dattilo are referred to herein together as the “Plum Rhino Sellers”), and (C) consent to the transfer by Holdings of all of the issued and outstanding membership interests of Plum Rhino to COMSYS IT immediately upon the consummation of the Plum Rhino Acquisition (the “Plum Rhino Contribution”); and
     WHEREAS, the Agent and the Lenders agree to accommodate such requests of the Credit Parties, on the terms and subject to the conditions herein set forth.
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.
     2. Amendments. Effective as of the date of the Acquisition, upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is amended as set forth in this Section 2:
     (a) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:
“Fifth Amendment” means that certain Consent and Fifth Amendment to Credit Agreement dated as of the Fifth Amendment Effective Date by and among the Borrowers and certain other Credit Parties, the Agent, the Co-Documentation Agents, the Syndication Agent and the Lenders.
“Fifth Amendment Effective Date” means May 31, 2007.
“Plum Rhino” means Plum Rhino Consulting, LLC, a Georgia limited liability company.
“Plum Rhino Acquisition” means the acquisition by Holdings of all of the issued and outstanding membership interests of Plum Rhino, in accordance with the terms set forth in the Plum Rhino Purchase Agreement, as in effect on the Fifth Amendment Effective Date.
“Plum Rhino Contribution” means the contribution by Holdings of all of the issued and outstanding membership interests of Plum Rhino to COMSYS IT on the Fifth Amendment Effective Date immediately upon the consummation of the Plum Rhino Acquisition.
“Plum Rhino Earnout” means all amounts payable in accordance with Section 1.4 of the Plum Rhino Purchase Agreement, as in effect on Fifth Amendment Effective Date.

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“Plum Rhino Purchase Agreement” means that certain Membership Interest Purchase Agreement dated as of the May 31, 2007, by and among Holdings and the Plum Rhino Sellers, and all documents, agreements and instruments executed in connection therewith.
“Plum Rhino Sellers” means Stephany Lewis, an individual, and Matthew Dattilo, an individual.
     (b) Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by substituting the following definitions of the terms “Credit Party”, “Debt”, “Financing Documents” and “Operative Documents” set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:
“Credit Party” means Holdings, PFI, each Borrower, COMSYS Canada, Econometrix, Plum Rhino and each of their respective Subsidiaries.
“Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and payable in the ordinary course of business and except any working capital adjustment that may be required to be paid in accordance with (A) Section 1.4 of the PS Purchase Agreement, as in effect on the PS Closing Date or (B) Section 1.3(c) of the Plum Rhino Purchase Agreement, as in effect on the Fifth Amendment Effective Date, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption on a date which is prior to the Commitment Expiry Date at the option of the holder thereof, other than repurchases and redemptions (a) as a result of a change of control with respect to such Person or a sale of all or substantially all of the assets of such Person or (b) as a result of a “Fundamental Change” or a “Change in Ownership” (in each case, as defined in the Holdings Certificate of Designations), (vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) Earnouts and other similar payment obligations including, without limitation, the PS Earnout and the Plum Rhino Earnout (provided, that, solely for purposes of determining compliance by the Credit Parties with the respective financial covenants set forth in Article VII, as of any date of determination, the amount of an Earnout or similar payment obligation shall be deemed to be equal to the sum of, without duplication, (a) any liquidated amounts actually due and owing on account of such Earnout or similar payment obligation, to the extent not yet paid, and (b) all amounts reasonably expected to be paid by the Borrowers, as determined by the Borrowers in their reasonable business judgment, in each case, during the immediately succeeding four (4) fiscal quarter period), and (ix) all Debt of others Guaranteed by such Person.
“Financing Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth

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Amendment, the Notes, the Security Documents, the Information Certificate, the Fee Letter, any subordination agreement to be entered into among the Agent, the Borrowers and Holdings in connection with the Holdings Intercompany Loan, the Assignment of PS Purchase Agreement, the Collateral Assignment of Plum Rhino Purchase Agreement, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Operative Documents” means the Financing Documents, the Merger Documents, the PS Purchase Documents, the Plum Rhino Purchase Agreement, the Venturi Staffing Purchase Agreement and the Equity Documents.
     (c) Section 1.1. The definition of “Permitted Acquisition” contained in Section 1.1 of the Credit Agreement is hereby amended by substituting new clause (12) set forth below in lieu of the current version of clause (12) contained in the definition of Permitted Acquisition:
“the total consideration paid or payable (including all transaction costs, all Debt, liabilities and Contingent Obligations incurred or assumed and, with respect to any Earnout or comparable payment obligation in connection therewith, the aggregate amount reasonably expected to be paid by the Borrowers in connection with such Earnout, as determined by the Borrowers in their reasonable business judgment, whether or not reflected on a consolidated balance sheet of the Borrowers and Target, and, solely with respect to clause (ii) of this clause (12), any equity securities of Holdings issued as consideration for such acquisition) for (i) any individual acquisition or group of related acquisitions shall not exceed $10,000,000 and (ii) all acquisitions consummated after the Fifth Amendment Effective Date and during the term of this Agreement shall not exceed $50,000,000 in the aggregate for all such acquisitions.”
     (d) Section 3.4. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“Section 3.4 Capitalization.
     The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid, nonassessable, and, solely with respect to the equity securities of PFI, each Borrower, COMSYS Canada, Econometrix, Plum Rhino and each of their respective Subsidiaries, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders and other Liens permitted pursuant to Section 5.2(d), and all such equity securities of each Credit Party were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity

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securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on the Information Certificate. Holdings owns all of the issued and outstanding equity securities of COMSYS IT, Econometrix, PFI and, prior to the consummation of the Plum Rhino Contribution, Plum Rhino. COMSYS IT owns all of the issued and outstanding equity securities of COMSYS Services, Pure Solutions, COMSYS Limited and, immediately following the consummation of the Plum Rhino Contribution, Plum Rhino. COMSYS Services owns all of the issued and outstanding equity securities of COMSYS Canada. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity.”
     (e) Section 5.1. Section 5.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (n), (ii) deleting the period at the end of clause (o) thereof and substituting “; and” therefor and (iii) adding new clause (p) thereto immediately following clause (o) thereof as follows:
“(p) Debt of Holdings incurred pursuant to the Plum Rhino Earnout.”
     (f) Section 5.6. Sections 5.6(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(a) declare, pay, make or set aside any amount for any payment to the Plum Rhino Sellers in respect of the Plum Rhino Earnout, except for such payments in respect of the Plum Rhino Earnout required to be made in accordance with Section 1.4 of the Plum Rhino Purchase Agreement, as in effect on the Fifth Amendment Effective Date, or as otherwise agreed to by Agent, in each case, in accordance with the following and provided that the following conditions are satisfied in respect of any and all such distributions and payments:
(i) no more than $3,730,000 shall be paid in cash in respect of the Plum Rhino Earnout in the aggregate during the term of this Agreement;
(ii) each payment in respect of the Plum Rhino Earnout shall be paid in the amount and at the time required to be paid in accordance with the Plum Rhino Purchase Agreement, as in effect on the Fifth Amendment Effective Date;
(iii) all payments in respect of the Plum Rhino Earnout shall be made on or prior to August 15, 2010;
(iv) no Default or Event of Default has occurred and is continuing or would arise as a result of any such payment;
(v) after giving effect to any such payment, the Borrowers are in compliance on a pro forma basis with the covenants set forth in Article VII, recomputed for

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the most recent quarter for which financial statements have been delivered (provided, that, solely for purposes of this Section 5.6(a)(v), anything contained in Article VII to the contrary notwithstanding, the Credit Parties shall be deemed to be bound by the covenants set forth in such Article VII at the time of such payment);
(vi) after giving effect to such payment, the Borrowers shall have Net Borrowing Availability of not less than $25,000,000 (provided, that, for purposes of determining Net Borrowing Availability solely with respect to this Section 5.6(a)(vi), the Permanent Reserve shall not be deducted in the calculation of the Borrowing Base); and
(vii) the Funds Administrator shall have delivered to the Agent a certificate certified by an authorized officer of the Funds Administrator setting forth the calculation of the amount of each payment required to be made in respect of the Plum Rhino Earnout in form and substance reasonably acceptable to the Agent;”
     (g) Section 9.1. Section 9.1(j) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:
“(j) (1) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) (other than Wachovia Investors, Inc. and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the issued and outstanding shares of capital stock of Holdings having the right to vote for the election of the directors of Holdings under ordinary circumstances, (2) Holdings shall cease to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of COMSYS IT, Econometrix, PFI and, prior to the consummation of the Plum Rhino Contribution, Plum Rhino, (3) COMSYS IT shall cease to directly own and control one hundred percent (100%) of the equity interests of COMSYS Services, Pure Solutions, COMSYS Limited and, following the consummation of the Plum Rhino Contribution, Plum Rhino, (4) COMSYS Services shall cease to directly own and control one hundred percent (100%) of the equity interests of COMSYS Canada, (5) each Borrower shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Borrower (except, with respect to clauses (2), (3), (4) and (5), to the extent permitted in Section 5.7(a)), (6) any “Change in Ownership,” “Fundamental Change,” or terms of similar import occurs under the Holdings Certificate of Designations, or (7) a period of ninety (90) consecutive days shall have elapsed during which Larry L. Enterline shall cease to be the chairman of the board, chief executive officer or president of each Credit Party for any reason unless prior to the expiration of such time, a replacement reasonably satisfactory to Agent shall have been appointed and employed, or”
     (h) Exhibit C to Credit Agreement — Compliance Certificate. Exhibit C to the Credit Agreement is hereby deleted in its entirety and Exhibit C attached hereto is substituted in lieu thereof.
     3. Consents. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in Section 4 hereof, and in reliance upon the representations and warranties of

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the Credit Parties set forth in the Credit Agreement and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Financing Document (including, without limitation, Sections 5.8 and 6.1 of the Credit Agreement), the Agent and the Lenders consent to the Plum Rhino Acquisition, in accordance with the terms and conditions set forth in the Plum Rhino Purchase Documents in effect on the date hereof, and the Plum Rhino Contribution; provided, that, each of the foregoing consents are conditioned on the following:
     (a) the aggregate purchase price shall not exceed $9,930,000 plus the Net Working Capital Adjustment, if any, and shall consist solely of (i) a $155,412 payment in cash on the closing date (to be paid with the proceeds of Revolving Loans and immediately used to repay in full all existing Debt of Plum Rhino), (ii) the Net Working Capital Adjustment, if any, (iii) common stock of Holdings and (iv) the Plum Rhino Earnout;
     (b) the Plum Rhino Contribution shall be consummated immediately following the consummation of the Plum Rhino Acquisition;
     (c) the Borrowers’ delivery to Agent of evidence that the Plum Rhino Contribution has occurred immediately following the consummation of the Plum Rhino Acquisition and, in connection therewith, (i) a Joinder to Guaranty by Plum Rhino whereby Plum Rhino shall join that certain Guaranty dated as of June 15, 2006 by COMSYS Canada and each other “Guarantor” thereunder (the “Guaranty”) and guaranty all Obligations of the Borrowers under the Credit Agreement; (ii) a Joinder to Credit Agreement and Information Certificate whereby Plum Rhino shall become a “Credit Party” under the Credit Agreement; (iii) a pledge amendment whereby COMSYS IT shall pledge one hundred percent of the capital stock of Plum Rhino to the Agent, for the benefit of the Lenders, together with all membership interest certificates of Plum Rhino, assignments separate from certificate, proxies and other documents as the Agent reasonably shall request, pursuant to which the Agent shall have received, for the benefit of the Lenders, a first priority security interest in all of the issued and outstanding membership interests of Plum Rhino; (iv) a Joinder to Security Agreement executed by Plum Rhino, whereby Plum Rhino shall join that certain Security Agreement dated as of June 15, 2006 by COMSYS Canada and each other “Debtor” thereunder and grant a lien on and security interest in all of Plum Rhino’s assets to secure Plum Rhino’s obligations under the Guaranty; (v) a Collateral Assignment of Purchase Agreement by Holdings and acknowledged by the Plum Rhino Sellers; (vi) a certificate of the Secretary of Plum Rhino certifying: (A) the names and true signatures of the officers of Plum Rhino authorized to execute, deliver and perform all obligations under the Financing Documents to which it is a party; (B) copies of the resolutions of the board of directors or other governing body of Plum Rhino approving and authorizing the execution, delivery and performance, as applicable, of all other documents, instruments or agreements to be executed or delivered in connection herewith; and (C) the Organizational Documents of Plum Rhino which, if applicable, shall be certified by the Secretary of State of Georgia as of a recent date; (vii) a payoff letter from each lender to Plum Rhino in form and substance reasonably satisfactory to the Agent, together with such UCC-3 termination statements, releases of mortgage Liens and other instruments, documents and/or agreements necessary or appropriate to terminate any Liens in favor of such lenders securing indebtedness which is to be paid off on the date of the Plum Rhino Acquisition as the Agent may reasonably request, duly executed and in form and substance reasonably satisfactory to the Agent, (viii) evidence that (a) Plum Rhino has in place, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage of the kinds customarily carried or

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maintained by Persons of established reputation engaged in similar businesses and in commercially reasonable amounts and (b) pursuant to endorsements and/or assignments in form and substance satisfactory to the Agent, (x) the Agent has been named as lender’s loss payee, for its benefit and the benefit of the Lenders, in the case of casualty insurance, and (y) the Agent and each of the Lenders have been named as additional insureds in the case of all liability insurance; and (ix) all other agreements, instruments and documents as the Agent may reasonably request, including, without limitation, certified copies of all documents executed in connection with the Acquisition, and the Borrowers shall take such additional actions as the Agent may reasonably require in order (A) to carry out more effectively the purposes of the Credit Agreement and the other Financing Documents, (B) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (D) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or intended to be granted to the Agent and the Lenders under any Financing Document or under any other document executed in connection therewith;
     (d) as soon as practicable, but in any event no later than thirty (30) days following the closing of the Plum Rhino Acquisition, the Borrowers shall deliver, or cause to be delivered, Deposit Account Control Agreements that require only springing dominion control over Plum Rhino’s deposit accounts maintained at Regions Bank in form and substance reasonably satisfactory to the Agent (the Agent and Lenders hereby acknowledge and agree that, Section 6.1(d) of the Credit Agreement notwithstanding, such agreements shall provide for only springing dominion control over such accounts and shall not require Regions Bank to wire or otherwise transfer all funds received or deposited into such accounts to the Payment Account of the Agent; provided, that the Credit Parties shall not, and shall not cause or permit any of their respective Subsidiaries to, deposit or maintain funds in excess of $500,000 in the aggregate in all such accounts maintained at Regions Bank at any time, and in the event the aggregate amount of funds in such accounts is in excess of the foregoing limitation, the Credit Parties shall, within five (5) Business Days, transfer such excess to Account Number 001/2000022986605 maintained at Wachovia Bank, National Association); and
     (e) the Borrowers shall have delivered or otherwise complied with all of the requirements set forth in the definition of Permitted Acquisition (other than those conditions set forth in clauses (3)(c) and 12 of such definition and other than the requirement that the acquisition be consummated by a Borrower) contained in the Credit Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 hereof and all of the requirements set forth in the definition of Permitted Acquisition (other than those conditions set forth in clauses (3)(c) and (12) of such definition and other than the requirement that the acquisition be consummated by a Borrower) and notwithstanding anything to the contrary contained in the Credit Agreement, the Plum Rhino Acquisition shall be deemed to be a Permitted Acquisition under the Credit Agreement (provided, that, the purchase price paid in connection with the Plum Rhino Acquisition shall not be included in determining compliance or non-compliance with the baskets contained in clause (12) of the definition of Permitted Acquisition).
     4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

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(a)	delivery to the Agent of this Amendment executed by each Credit Party that is a party hereto, the Agent and the Lenders in form and substance reasonably satisfactory to the Agent;

(b)	receipt and satisfactory review by Agent of all financial information with respect to Plum Rhino that Agent shall reasonably request;

(c)	the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

(d)	no Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing.
     5. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Agent and each Lender as follows:
(a)	the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects;

(b)	the execution, delivery and performance by such Credit Party of this Amendment and, to the extent such Credit Party is a party thereto, the Plum Rhino Purchase Agreement are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than (i) routine corporate, tax, ERISA, intellectual property, environmental filings and other filings from time to time necessary in connection with the conduct of such Credit Party’s business in the ordinary course, and (ii) recordings and filings in connection with the Liens granted to the Agent under the Financing Documents) and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such failures to file, violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect;

(c)	this Amendment and the Plum Rhino Purchase Agreement each constitute the valid and binding obligation of the Credit Parties that are parties hereto or thereto (as applicable), enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

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(d)	after giving effect to this Amendment, no Default or Event of Default exists or will result from the consummation of the Plum Rhino Acquisition.
     6. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.
     7. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     8. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
     9. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O THE FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     10. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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     11. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
     12. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed, subject to the amendments, consents and waivers set forth herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS: COMSYS SERVICES LLC, a Delaware limited liability company, as the Funds Administrator and as a Borrower
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, as a Borrower
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

PURE SOLUTIONS, INC., a Delaware corporation, as a Borrower

By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

Consent and Fifth Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OTHER CREDIT PARTIES: COMSYS IT PARTNERS, INC., a Delaware corporation
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

PFI LLC, a Delaware limited liability company
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

COMSYS IT CANADA, INC., a North Carolina corporation
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

ECONOMETRIX, LLC, a Delaware limited liability company
By:
Name:	David L. Kerr
Title:	Senior Vice President – Corporate Development

Consent and Fifth Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

AGENT AND LENDER: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Agent and a Lender
By:
Name:	Scott E. Gast
Title:	Vice President

Consent and Fifth Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS: CF BLACKBURN LLC
By:	GMAC Commercial Finance LLC (Servicer), as Syndication Agent and as a Lender

By:
Name:	Thomas Brent
Title:	Director

ING CAPITAL LLC, as Co-Documentation Agent and as a Lender
By:
Name:	Daryn K. Venéy
Title:	Vice President

ALLIED IRISH BANKS PLC, as Co-Documentation Agent and as a Lender
By:
Name:
Title:

By:
Name:
Title:

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender
By:
Name:
Title:
Consent and Fifth Amendment to Credit Agreement
(COMSYS)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS (CONT.): AIB DEBT MANAGEMENT, LIMITED, as a Lender
By:
Name:
Title:

By:
Name:
Title:

BMO CAPITAL MARKETS FINANCING, INC., as a Lender
By:
Name:
Title:
Consent and Fifth Amendment to Credit Agreement
(COMSYS)

EXECUTION VERSION
Exhibit C to Credit Agreement (Compliance Certificate)
COMPLIANCE CERTIFICATE
COMSYS SERVICES LLC
COMSYS INFORMATION TECHNOLOGY SERVICES, INC.
PURE SOLUTIONS, INC.
Date: ___, ___
     This Compliance Certificate (this “Certificate”) is given by ___, a Responsible Officer of Holdings (as defined herein), pursuant to Section 4.1(c) of that certain Credit Agreement dated as of December 14, 2005 among COMSYS Services LLC, a Delaware limited liability company (“COMSYS Services”), COMSYS Information Technology Services, Inc., a Delaware corporation (“COMSYS IT”), Pure Solutions, Inc., a California corporation (“Pure Solutions”; COMSYS Services, COMSYS IT and Pure Solutions are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT Partners, Inc., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company, COMSYS IT Canada, Inc., a North Carolina corporation (“COMSYS Canada”), Econometrix, LLC, a Delaware limited liability company (“Econometrix”), Plum Rhino Consulting, LLC, a Georgia limited liability company (“Plum Rhino”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator (in such capacity, the “Funds Administrator”), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     The undersigned Responsible Officer of Holdings hereby certifies to Agent and Lenders that:
     (a) the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates of such financial statements (subject, in the case of financial statements delivered in accordance with Section 4.1(a), to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures);
     (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties and their Subsidiaries during the accounting period covered by such financial statements;
     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Exhibit
Exhibit C — Page 1

A hereto, which includes a description of the nature and period of existence of such Default or Event of Default and what action the Credit Parties have taken, are undertaking and propose to take with respect thereto;
     (d) Attached hereto is the most recent Borrowing Base Certificate. The Borrowers’ Net Borrowing Availability is $___, and the Net Borrowing Availability disregarding the Permanent Reserve in the calculation of the Borrowing Base is $___. The Borrowers [are/are not] subject to the covenants contained in Article VII of the Credit Agreement;
     (e) [The Borrowers are in compliance with the covenants contained in Article VII of the Credit Agreement, as demonstrated by the calculation of such covenants on Exhibit B hereto, except as set forth in Exhibit A hereto][TO BE INCLUDED IN THE EVENT NET BORROWING AVAILABILITY OF THE BORROWERS (DISREGARDING THE PERMANENT RESERVE IN THE CALCULATION OF THE BORROWING BASE) IS EQUAL TO OR LESS THAN $25,000,000 AND AT ALL TIMES THEREAFTER]; and
     (f) The Total Debt to Adjusted EBITDA Ratio (calculated in the manner set forth on Section 7.2 attached hereto) for the period covered by this Certificate is ___to 1.00, and based on such Total Debt to Adjusted EBITDA Ratio, (i) the Prime Rate Margin for Revolving Loans is ___% and the Prime Rate Margin for the Term Loan is ___% and (ii) the LIBOR Margin for Revolving Loans is ___% and the LIBOR Margin for the Term Loan is ___%.
Exhibit C — Page 2

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this Certificate this ___day of ___, ___.

COMSYS IT PARTNERS, INC., a Delaware corporation
By:
Name:
Title:
Exhibit C — Page 3

EXECUTION VERSION
EXHIBIT A
TO
COMPLIANCE CERTIFICATE
DESCRIPTION OF
DEFAULTS AND/OR EVENTS OF DEFAULT
Exhibit C — Page 4

EXECUTION VERSION
EXHIBIT B
TO
COMPLIANCE CERTIFICATE
FIXED CHARGE COVERAGE RATIO
(Section 7.1)

Fixed Charge Coverage Ratio for the applicable measurement period (the “Defined Period”) is defined as follows:

Fixed Charges: Interest expense ($______), net of (a) interest income ($______), (b) interest (i) capitalized, (ii) accrued but not paid in cash or (iii) paid in kind ($______) and (c) amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Operative Documents and included in interest expense ($______), included in the determination of net income of Holdings and its Consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)
$

Plus (without duplication):

Any income or franchise taxes paid or required to be paid in cash during the Defined Period

Scheduled payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under Capital Leases allocable to principal but excluding (i) mandatory prepayments required by Section 2.1(c), and (ii) scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))

Unfinanced Capital Expenditures for the Defined Period (calculated in the manner set forth on Schedule 1 to Exhibit B of the Compliance Certificate))

To the extent not already reflected in the calculation of EBITDA, other capitalized costs paid in cash, defined as the gross amount paid during the Defined Period, as long term assets, other than Capital Expenditures

Exhibit C — Page 5

Transition and integration costs incurred after the Closing Date (or, solely to the extent such costs were not deducted from the Restructuring Reserve (as such term is defined in the Prior Credit Agreement) in connection with the Prior Credit Agreement, prior to the Closing Date) in connection with the Merger resulting from combining the operations of the Prior COMSYS Credit Parties and the Prior Venturi Credit Parties, to the extent added back in the computation of EBITDA

Restricted Distributions made by COMSYS IT to Holdings in cash during the Defined Period, to the extent not otherwise deducted in the calculation of EBITDA

Fixed Charges	$

EBITDA for the Defined Period (calculated in the manner set forth on Schedule 2 to Exhibit B of the Compliance Certificate)	$

Fixed Charge Coverage Ratio (Ratio of EBITDA to Fixed Charges)	____ to 1.00

Minimum Fixed Charge Coverage	1.10 to 1.00

In Compliance	Yes/No
Exhibit C — Page 6

TOTAL DEBT TO ADJUSTED EBITDA RATIO
(Section 7.2)

Total Debt:

Outstanding principal balance of the Revolving Loans as of the last day of the applicable measurement period (the “Defined Period”) $__________	$

Plus: Outstanding principal balance of the Term Loan as of the last day of the Defined Period

Outstanding principal balance of all other Debt of Holdings and its Consolidated Subsidiaries as of the last day of the Defined Period (other than the Holdings Intercompany Loan and other intercompany Debt permitted under the Credit Agreement)

Total Debt	$

Adjusted EBITDA for the Defined Period (calculated in the manner required by Schedule 3 to Exhibit B of the Compliance Certificate	$

Ratio of Total Debt to Adjusted EBITDA for the Defined Period	____ to 1.0

Maximum Permitted Ratio of Total Debt to Adjusted EBITDA for the Defined Period	____ to 1.0

In Compliance	Yes/No
Exhibit C — Page 7

EXECUTION VERSION
SCHEDULE 1
to Exhibit B
to Compliance Certificate
Capital Expenditure Calculation

Capital Expenditures for the applicable measurement period (the “Defined Period”) are defined as follows:

Amount capitalized during the Defined Period by Holdings and its Consolidated Subsidiaries as capital expenditures for property, plant, and equipment or similar fixed asset accounts, including any such expenditures by way of acquisition of a Person or by way of assumption of Debt or other obligations, to the extent reflected as plant, property and equipment, but in each case excluding the effect of any Permitted Acquisition
$

Plus: deposits made in the Defined Period in connection with property, plant, and equipment; less deposits of a prior period included above

Less: Net Cash Proceeds of Asset Dispositions received during the Defined Period which (i) any Credit Party (other than a Foreign Subsidiary) is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Proceeds of Property Insurance Policies received during the Defined Period which (i) any Credit Party is permitted to reinvest pursuant to the terms of the Credit Agreement and (ii) are included in capital expenditures above

Capital Expenditures	$

Less: Portion of Capital Expenditures financed during the Defined Period under Capital Leases or other Debt (Debt, for this purpose, does not include drawings under the Revolving Loan Commitment)	$

Unfinanced Capital Expenditures (used in calculation of Operating Cash Flow (used in the calculation of Excess Cash Flow) and in Fixed Charge Coverage Ratio)	$

Exhibit C — Page 8

EXECUTION VERSION
SCHEDULE 2
to Exhibit B
to Compliance Certificate
CALCULATION OF EBITDA

EBITDA for the applicable measurement period (the “Defined Period”) is defined as follows:

Net income (or loss) for the Defined Period of Holdings and its Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest unless received by Holdings or its Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Holdings or is merged into or consolidated with Holdings
$

Plus: Any provision for (or less any benefit from) income and franchise taxes included in the determination of net income for the Defined Period

Interest expense, net of interest income, deducted in the determination of net income for the Defined Period

Amortization and depreciation deducted in the determination of net income for the Defined Period

Losses (or less gains) from Asset Dispositions included in the determination of net income for the Defined Period (excluding sales, expenses or losses related to current assets)

Expenses and fees included in the determination of net income and incurred during the Defined Period to consummate the transactions contemplated by the Operative Documents entered into by the Borrowers on the Closing Date, but solely to the extent disclosed in writing to Agent prior to the Closing Date

Extraordinary losses (or less gains) included in the determination of net income during the Defined Period, net of related tax effects

Exhibit C — Page 9

Non-cash compensation charges associated with the management equity incentive plans of the Borrowers and Holdings to the extent (a) included in the determination net income for the Defined Period and (b) no cash outlay (or cash receipt) in any future period in respect thereof is foreseeable

Other non-cash losses (or less gains) included in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable (including non-cash losses (or less gains) from Swap Contracts and foreign currency fluctuations and from the extinguishment of Debt, in each case, for which no cash outlay (or cash receipt) is foreseeable)

Transition and integration costs incurred in connection with the Merger resulting from combining the operations of the Prior COMSYS Credit Parties and the Prior Venturi Credit Parties, solely to the extent (i) included in the determination net income for the Defined Period and (ii) previously consented to by Agent

Severance costs accrued during the period commencing on January 1, 2006 through and including March 31, 2006, solely to the extent (i) all add backs to EBITDA in respect of such costs do not exceed $1,900,000 in the aggregate during the term of the Credit Agreement and (ii) such costs are deducted in the determination of net income for the Defined Period

Costs incurred during the Fiscal Year ending closest to December 31, 2005 and/or during the fiscal quarter ending closest to March 31, 2006 by Holdings and its Subsidiaries in connection with required Sarbanes-Oxley compliance, solely to the extent (i) such costs are in excess of $650,000, (ii) all add backs to EBITDA in respect of such costs do not exceed $1,350,000 in the aggregate during the term of the Credit Agreement and (iii) such costs are deducted in the determination of net income for the Defined Period

Exhibit C — Page 10

Less: Expenditures made after the Closing Date, but during the Defined Period, in excess of $150,000 in connection with the consummation of the transactions contemplated by the Operative Documents, but not reflected in the pro forma balance sheet referenced in Section 3.5(c) and not deducted in the determination of net income

EBITDA for the Defined Period	$

Exhibit C — Page 11

SCHEDULE 3
to Exhibit B
to Compliance Certificate
CALCULATION OF ADJUSTED EBITDA

Adjusted EBITDA:

EBITDA for the Defined Period (calculated in the manner set forth on Schedule 2 to Exhibit B of the Compliance Certificate)	$

Plus: Pro Forma EBITDA (as defined in the Credit Agreement) for each Permitted Acquisition
Permitted Acquisition #1: ____________
Permitted Acquisition #2: ____________
Permitted Acquisition #3: ____________
[additional line items, as applicable]

Adjusted EBITDA	$

Exhibit C — Page 12